Exhibit 99.1

Cornell Companies, Inc. People Changing People

AT THE COMPANY:

John Nieser – CFO

(713) 623-0790

Cornell Companies Reports First-Quarter 2005 Results

Focusing on Core Operations and Corporate Structure Streamlining

HOUSTON, TX (May 9, 2005) — Cornell Companies, Inc. (NYSE: CRN) today reported results for the period ended March 31, 2005.  The Company reported a net loss of $2.3 million, or $0.17 per diluted share, compared with net income of $0.7 million, or $0.05 per diluted share, in same period last year.  This year’s first-quarter results included $1.0 million of start-up costs (net of start-up revenues) for new facilities, $0.8 million of losses from discontinued operations, and $0.5 million of losses associated with New Morgan Academy.  Cornell had previously announced an anticipated restructuring charge in the first quarter 2005 of $1.5 million, or $0.07 per diluted share.  Due to more aggressive action with respect to management streamlining, Cornell took an actual charge of $2.1 million, or $0.10 per diluted share.  The 2004 first quarter results included a total of approximately $1.1 million for start-up costs for new facilities and losses associated with New Morgan Academy.

First-quarter 2005 pro forma loss was $0.7 million, or $0.05 per diluted share, versus earnings of $1.8 million, or $0.14 per diluted share, in the comparable 2004 quarter.  Pro forma numbers exclude the effects of start-up costs (net of start-up revenues) for new facilities and losses associated with New Morgan Academy.  Cornell calculates pro forma numbers for comparative purposes to help investors better understand the operating results attributable to the Company’s core continuing business operations.  Reconciliations of these non-Generally Accepted Accounting Principles (GAAP) measures to the comparable GAAP measures are included in the attachments hereto.

James E. Hyman, Cornell’s chairman and chief executive officer, said, “ We took numerous actions in the first quarter to restructure ourselves and focus on improving our risk-adjusted returns on our investments in financial and management resources.  In the first quarter, our core operations performed well.  We’re now focusing on lean operations, filling underutilized capacity, reducing overhead and redesigning our business development processes.  We’re on track to deliver against the financial commitments that we’ve made for the year.”

First-Quarter Summary (Amounts in thousands, except per share data)

	First Quarter Ended
As Reported	3/31/2005	3/31/2004
Revenue from operations	$74,693	$66,386
Income from operations	3,435	5,655
Net income (loss) from discontinued operations	(840)	113
Net income (loss)	(2,271)	706
EPS – diluted	$(0.17)	$0.05
Shares outstanding used in diluted per share computation	13,428	13,312

Pro Forma, excluding New Morgan Academy and pre-opening and start-up costs and related revenue *
Revenue	$71,706	$65,793
Income from operations	5,507	7,142
Net income (loss)	(736)	1,822
EPS – diluted	$(0.05)	$0.14

*  See reconciliation of historical GAAP and non-GAAP information attached.

MORE

First-Quarter Results

Revenues increased 12.5 percent to $74.7 million for the first quarter of 2005 from $66.4 million in the 2004 period.  Strong contributions from existing facilities including Big Spring Correctional Center, as well as new facilities/programs initiated in 2004 including Walnut Grove Youth Correctional Facility, Southern Peaks Regional Treatment Center, Regional Correctional Center and the Las Vegas Correctional Center accounted for the revenue increase.  Pro forma first-quarter 2005 revenues, which exclude the impact of start-up revenues, were $71.7 million compared with $65.8 million in the prior year’s quarter.  Average contract occupancy levels were 93.6 percent in residential facilities compared with 100.8 percent in last year’s first quarter.  Excluding start-up operations, average contract occupancy was 100.7 percent in the Company’s residential facilities in the 2005 quarter and 101.4 percent in the 2004 period.

The Company reported income from operations of $3.4 million for the first quarter of 2005 compared with $5.7 million in the same quarter of 2004.  As a result of Cornell’s plan to streamline management and close several underperforming programs, the Company took a charge of $2.1 million in the first quarter of 2005.  The decrease in 2005 first quarter results was also due to increased professional fees associated with items including Sarbanes-Oxley compliance, executive recruitment services and business development, and depreciation from assets acquired and placed in service in 2004. Additionally, comparisons of income from operations were affected by $1.7 million in net start-up costs in 2005 and $1.1 million in 2004, and on-going costs related to New Morgan Academy of $0.4 million in 2005 and 2004.

Excluding the effects of start-up costs (net of start-up revenues) for new facilities, and losses associated with New Morgan Academy, pro forma income from operations was $5.5 million in the first quarter of 2005 compared with $7.1 million in the 2004 first quarter.  The decrease in 2005 first quarter pro forma results was principally attributed to the previously noted management streamlining.

CSI Integration Proceeding as Planned

The integration of the Company’s April 1, 2005 acquisition of Correctional Systems, Inc. (CSI) is proceeding smoothly.  The acquisition added nearly 1,000 new beds to Cornell’s service capacity, expanded its national footprint and increased the Company’s reach in California, New Mexico and Texas.  The acquisition was immediately accretive to earnings.

IGSA Guarantees Population of 500 at RCC

On March 20, 2005, Cornell announced that Bernalillo County, New Mexico, and the U.S. Office of the Detention Trustee signed an Intergovernmental Service Agreement (IGSA) that guarantees a population of 500 federal detainees at the Company’s Regional Correctional Center (RCC) in Albuquerque.  The population’s ramp up is progressing.  The facility has a total service capacity of 970 beds.

Project Updates

The Company provided the following update on projects and new business awards:

•      In Phillipsburg, Pa., construction of the Moshannon Valley Correctional Center remains on schedule.  Cornell currently anticipates that the 1300-bed facility will open on March 26, 2006 under the terms of a contract with the Federal Bureau of Prisons.

•      At Southern Peaks Regional Treatment Center in Colorado, ramp-up continues with the current population at 90, at close of business, Friday, May 6, 2005.  Cornell expects this facility to reach a population of 156 by the end of the year.

Outlook for 2005

As part of previously announced program closures, Cornell anticipates it will incur a charge of approximately $0.3 million, or $0.01 per share, in the second quarter.  The Company expects second-quarter results to range from loss per share of $0.02 to income per share of $0.02 on an as-reported basis, and income per share of $0.08 to $0.12 on a pro forma basis, which excludes pre-opening and start-up costs for new facilities, and losses associated with New Morgan Academy.  Reconciliations of these forward-looking non-GAAP measures to the comparable GAAP measures are included in the attachments hereto.

For the full year, the Company expects earnings per share to range from $0.11 to $0.18 on an as-reported basis, and from $0.42 to $0.49 on a pro forma basis, which excludes pre-opening and start-up costs for new facilities, and losses associated with New Morgan Academy.

The 2005 guidance reflects an annual estimated effective tax rate of approximately 49.0 percent.  It represents a blended annual effective tax rate of approximately 35.0 percent on discontinued operations and 41.1 percent on continuing operations.  It also includes contributions from CSI, as well as the anticipated closure of certain programs.

Quarterly Webcast

Cornell’s management will host a conference call and simultaneous webcast at 11:00 a.m. Eastern today.  The webcast may be accessed through Cornell’s home page, www.cornellcompanies.com.  A replay will also be available on the above web site and by dialing 800-405-2236 or 303-590-3000 and providing confirmation code 11029914.  The replay will be available through May 16, 2005 by phone and for 30 days on the web site.  This earnings release can be found on Cornell’s website at www.cornellcompanies.com under “Investor Relations – Press Releases.”

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, (1) the outcomes of pending putative class action shareholder and derivative lawsuits, and related insurance coverage, (2) Cornell’s ability to win new contracts and to execute its growth strategy, (3) risks associated with acquisitions and the integration thereof (including the ability to achieve administrative and operating cost savings and anticipated synergies), (4) the timing and costs of the opening of new programs and facilities or the expansions of existing facilities, (5) Cornell’s ability to negotiate contracts at those facilities for which it currently does not have an operating contract, (6) significant charges to expense of deferred costs associated with financing and other projects in development if management determines that one or more of such projects is unlikely to be successfully concluded, (7) results from alternative deployment or sale of facilities such as New Morgan Academy or the inability to do so, (8) Cornell’s ability to complete the construction of the Moshannon Valley Correctional Center as anticipated, (9) changes in governmental policy and/or funding to discontinue or not renew existing arrangements, to eliminate or discourage the privatization of correctional, detention and pre-release services in the United States, or to eliminate rate increase, (10) the availability of financing on terms that are favorable to Cornell, and (11) fluctuations in operating results because of occupancy levels and/or mix, competition (including competition from two competitors that are substantially larger than Cornell), increases in cost of operations, fluctuations in interest rates and risks of operations.

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. The Company (http://www.cornellcompanies.com) has 83 facilities in 17 states and the District of Columbia, which includes two facilities under development or construction. Cornell has a total service capacity of 18,498, including capacity for 1,514 individuals that will be available upon completion of facilities under development or construction.

(Financial Tables Follow)

CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

($000’s except per share amounts)

	Three Months Ended March 31,
	2005	2004

Revenues	$74,693	$66,386
Operating expenses	56,443	51,801
Pre-opening and start-up expenses (A)	4,694	1,646
Depreciation and amortization	3,793	3,135
General and administrative expenses	6,338	4,160
Gain on sale of assets	(10)	(11)
Income from operations	3,435	5,655
Interest expense, net	5,744	4,649
Income (loss) before provision (benefit) for income taxes and discontinued operations	(2,309)	1,006
Provision (benefit) for income taxes	(878)	413
Income (loss) before discontinued operations	(1,431)	593
Discontinued operations, net of tax provision (benefit)	(840)	113
Net income (loss)	$(2,271)	$706

Earnings (loss) per share:
- Basic	$(.17)	$(0.05)
- Diluted	$(.17)	$(0.05)

Number of shares used in per share computation:
- Basic	13,428	13,081
- Diluted	13,428	13,312

Total service capacity (end of period) (B)	17,510	16,290
Contracted beds in operation (end of period) (B)	11,409	9,356
Average contract occupancy (B) (C)	93.6%	100.8%
Average contract occupancy excluding start-up operations (B)	100.7%	101.4%

(A)  Revenues associated with reported start-up expenses were $3.0 million and $0.6 million for the quarters March 31, 2005 and 2004, respectively.

(B)   Data presented excludes discontinued operating facilities.

(C)   Average contract occupancy percentages are based on actual occupancy for the period as a percentage of the contracted capacity of residential facilities in operation.  Since certain facilities have service capacities that exceed contracted capacities, average contract occupancy percentages can exceed 100% if the average actual occupancy exceeded contracted capacity.

Balance Sheet Data:

	March 31,	December 31,
	2005	2004
Cash and cash equivalents	$23,133	$9,895
Investment securities	41,625	51,740
Working capital	103,643	107,597
Property and equipment, net	284,463	282,255
Total assets	501,026	507,631
Long-term debt	276,893	279,528
Total debt	285,894	288,533
Stockholders’ equity	159,088	161,312

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures to assess the operating results and effectiveness of the Company’s core continuing business operations.  Pro forma measures exclude the effect of pre-opening and start-up revenues and costs, and revenues and costs associated with New Morgan Academy. Earnings before interest, taxes, depreciation and amortization (EBITDA) measures operating income before depreciation and amortization, excluding the effect of pre-opening and start-up expenses, net of start-up revenue.  These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.  Set forth below are reconciliations to GAAP measures of non-GAAP measures used herein.

RECONCILIATION OF HISTORICAL GAAP BASIS RESULTS TO HISTORICAL NON-GAAP BASIS INFORMATION: ($000’s except per share amounts)

	Three Months Ended March 31,
	2005	2004

GAAP revenues from operations	$74,693	$66,386
Less: Start-up revenue	2,987	593
Pro forma revenues from operations	$71,706	$65,793

GAAP income from operations	$3,435	$5,655
Plus:
New Morgan Academy loss from operations	365	434
Pre-opening and start-up expenses, net of start-up revenue	1,707	1,053
Pro forma income from operations	$5,507	$7,142

GAAP net income (loss)	$(2,271)	$706
Plus:
New Morgan Academy net loss	528	494
Pre-opening and start-up expenses, net of start-up revenue	1,007	622
Pro forma net income (loss)	$(736)	$1,822

GAAP earnings (loss) per share – diluted:	$(0.17)	$0.05
Plus:
New Morgan Academy	0.04	0.04
Pre-opening and start-up expenses, net of start-up revenues	0.08	0.05
Pro forma earnings (loss) per share — diluted	$(0.05)	$0.14

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION: (000’s)

	Three Months Ended March 31,
	2005	2004

GAAP income from operations	$3,435	$5,655
Plus:
Depreciation and amortization	3,793	3,135
Pre-opening and start-up expenses, net of start-up revenue	1,707	1,053
EBITDA	$8,935	$9,843

RECONCILIATION OF FORWARD-LOOKING
INFORMATION: (000’s except per share amounts)

	Second Quarter Ending June 30, 2005	Twelve Months Ending December 31, 2005

GAAP earnings/(loss) per share – diluted	$ $(0.02) – 0.02	$0.11 – 0.18
New Morgan Academy	0.04	0.15
Pre-opening and start-up expenses, net of start up revenue	0.06	0.16
Pro forma earnings per share – diluted	$0.08 – 0.12	$0.42 – 0.49

Cornell Companies, Inc.

Operating Statistics from Continuing Operations

For the Three Months Ended March 31, 2005 and 2004

	Three Months Ended March 31,
	2005		2004
		%		%
Contracted beds in operation:
Secure Institutional (1)	7,553	66%	5,844	62%
Adult Community-Based Corrections (1)	2,074	18%	1,854	20%
Juvenile (1)	1,782	16%	1,658	18%

Total	11,409	100%	9,356	100%

Number of billed mandays:
Secure Institutional	636,578	48%	536,908	44%
Adult Community-Based Corrections
Residential	187,851	14%	182,540	15%
Non-residential (2)	142,769	11%	146,825	12%
Juvenile:
Residential	143,819	11%	142,790	12%
Non-residential (2)	207,381	16%	207,843	17%
Total	1,318,398	100%	1,216,906	100%

Revenues:
Secure Institutional	$30,858	41%	$25,784	39%
Adult Community-Based Corrections
Residential	11,720	16%	11,185	17%
Non-residential	1,255	2%	1,217	2%
Juvenile:
Residential	24,711	33%	22,885	34%
Non-residential	6,149	8%	5,315	8%

Total	$74,693	100%	$66,386	100%

Average revenue per diem:
Secure Institutional	$48.47		$48.02
Adult Community-Based Corrections
Residential	$62.39		$61.27
Non-residential (2)	$8.79		$8.29
Juvenile:
Residential	$171.82		$160.27
Non-residential (2)	$29.65		$25.57

Total	$56.65		$54.55

(1)  Residential Contract Capacity Only

(2)  Non-residential “mandays” includes a mix of day units and hourly units.  Mental health facilities are reported in hours.